Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $14.7 Million or

$0.19 per Share for Second Quarter 2014

LOS ANGELES, July 21, 2014 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income available to common shareholders of $14.7 million, or $0.19 per diluted common share, for the quarter ended June 30, 2014.  This compares to net income available to common shareholders of $11.5 million, or $0.16 per diluted common share, for the same period of the prior year, and net income available to common shareholders of $13.1 million, or $0.17 per diluted common share, for the first quarter of 2014.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We are pleased with our performance in the second quarter, which resulted in a strong level of returns, with our return on average assets totaling 1.62% and our return on average equity totaling 12.77%.  With the integration of the BankAsiana and Saehan Bancorp acquisitions complete, we have been able to devote more resources and shift our focus to business development with our larger banking team.  As a result, we generated $282 million in loan production in the second quarter, which is a record level for the Company and 45% higher than our loan production in the same period last year.  We also continue to see very positive trends in deposit gathering, with solid growth in total deposits and steady improvement in our deposit mix.  We have built a great deal of momentum since our acquisitions and we expect to see a continuation of our positive trends in the second half of 2014.”

Q2 2014 Summary

¡         Net income available to common shareholders totaled $14.7 million, or $0.19 per diluted common share, for the second quarter of 2014

¡         Total revenue of $46.9 million for the second quarter of 2014, an increase of 38% from the second quarter of 2013

¡         Return on average assets of 1.62% and return on average equity of 12.77% for the second quarter of 2014

¡         Net interest margin of 4.35%, for the second quarter of 2014, an increase from 3.97% for the second quarter of 2013

¡         Loans receivable (net of deferred fees and costs) totaled $2.97 billion at June 30, 2014, an increase of 42% from $2.09 billion at June 30, 2013

¡         Total deposits were $2.96 billion at June 30, 2014, an increase of 35% from $2.18 billion at June 30, 2013

¡         Continued low credit losses and improvement in asset quality resulted in no provision for losses on loans and loan commitments for the second quarter of 2014

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before provision for losses on loans and loan commitments totaled $36.1 million for the second quarter of 2014, an increase of 40% from $25.8 million for the second quarter of 2013, and an increase of 3% from $35.2 million for the first quarter of 2014.  The increase from the prior quarter is primarily attributable to a higher average loan balance and an increase in loan yields.

Net interest margin was 4.35% for the second quarter of 2014, compared to 4.22% for the first quarter of 2014, and 3.97% for the second quarter of 2013. Excluding the effect of the amortization/accretion of the purchase accounting adjustments for the acquisitions for Saehan Bancorp and BankAsiana, the net interest margin was 4.00% for the second quarter of 2014, compared with 3.85% for the first quarter of 2014.  The increase in net interest margin is attributable to an increase in average yield on loans, excluding the effects of purchase accounting adjustments, and a more favorable mix of interest-earning assets.

Loan yields were 5.20% for the second quarter of 2014, compared with 5.15% for the first quarter of 2014, and 4.97% for the second quarter of 2013.  Excluding the effect of the accretion of the purchase accounting adjustments for Saehan Bancorp and BankAsiana, loan yields were 4.85% for the second quarter of 2014, compared to 4.77% for the first quarter of 2014.

The total cost of deposits was 0.48% for the second quarter of 2014, compared with 0.51% for both the first quarter of 2014 and the second quarter of 2013.

Non-Interest Income

Total non-interest income was $10.7 million for the second quarter of 2014, compared to $8.3 million for the second quarter of 2013, and $11.0 million for the first quarter of 2014.  The decrease from the prior quarter was primarily due to a lower level of income on servicing assets, which was partially offset by a higher net gain on sale of Small Business Administration (“SBA”) loans.

The $4.7 million in net gain on sale of loans recognized during the second quarter of 2014 consisted substantially of gains from the sale of SBA loans.  Net gain on sale of loans for the first quarter of 2014 was $4.3 million.  During the second quarter of 2014, the Company sold $45.3 million in SBA loans, compared with $43.5 million sold during the first quarter of 2014.

Non-Interest Expense

Total non-interest expense was $24.6 million for the second quarter of 2014, compared with $17.1 million for the second quarter of 2013, and $26.3 million for the first quarter of 2014.  Excluding merger-related expenses, the increase in non-interest expense from the prior quarter was attributable to an impairment charge to the Company’s FDIC indemnification asset, an increase in losses on low income housing tax credit investments, and an increase in OREO provisions. Merger related costs for the second quarter of 2014 totaled $213,000, compared to $3.4 million for the first quarter of 2014.

The Company’s loss share agreement with the FDIC relating to covered loans acquired from Mirae Bank expired on June 30, 2014.  The remaining FDIC indemnification asset, less reimbursements to be received, was written off as an impairment to the asset. The impairment charge to the Company’s FDIC indemnification asset reflects a lower level of losses than expected on covered loans acquired from Mirae Bank.

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

Total salaries and employee benefits expense was $12.5 million for the second quarter of 2014, compared with $9.5 million for the second quarter of 2013, and $12.7 million for the first quarter of 2014.

Other non-interest expense for the second quarter of 2014 totaled $7.1 million, compared with $4.9 million in the second quarter of 2013, and $6.0 million for the first quarter of 2014.  The increase from the prior quarter was primarily attributable to a $490,000 increase in losses on low income housing tax credit investments and a $246,000 increase in provision for OREO.

The Company’s operating efficiency ratio was 52.4% for the second quarter of 2014, compared with 50.1% for the second quarter of 2013 and 56.9% for the first quarter of 2014.

BALANCE SHEET

Total gross loans receivable (not including deferred fees and costs) were $2.98 billion at June 30, 2014, compared to $2.88 billion at March 31, 2014.  The increase in loans during the second quarter of 2014 was primarily attributable to growth in the commercial real estate and commercial and industrial portfolios.

The following table shows gross loans receivable and gross loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Construction	$44,598	$43,277	$40,367	$32,119	$36,371
Real Estate Secured	2,485,875	2,401,203	2,332,121	1,819,052	1,715,567
Commercial & Industrial	435,693	419,313	437,524	342,057	337,057
Consumer	13,075	16,100	14,694	9,637	11,089
Gross Loans Receivable *	2,979,241	2,879,893	2,824,706	2,202,865	2,100,084
Held-For-Sale Loans	6,207	27,791	47,557	56,065	60,910
Total Gross Loans *	$2,985,448	$2,907,684	$2,872,263	$2,258,930	$2,160,994

* Gross loans receivable and total gross loans are not net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table presents the June 30, 2014 balance of gross loans by loan type and broken out by legacy Wilshire loans, and loans acquired from former Mirae Bank, BankAsiana, and Saehan Bancorp.

	At June 30, 2014
(Dollars In Thousands) (Unaudited)	BankAsiana*	Saehan Bancorp*	Mirae Bank*	Legacy Wilshire	Total

Construction	$3,755	$-	$-	$40,843	$44,598
Real Estate Secured	109,780	330,117	57,243	1,988,735	2,485,875
Commercial & Industrial	28,266	27,239	3,174	377,014	435,693
Consumer	3	929	2	12,141	13,075
Gross Loans Receivable	141,804	358,285	60,419	2,418,733	2,979,241
Held-For-Sale Loans	384	-	-	5,823	6,207
Total Gross Loans	$142,188	$358,285	$60,419	$2,424,556	$2,985,448

* Represents loans balances net of fair value adjustment

The following table shows quarterly loan originations by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	June 30, 2014		March 31, 2014		December 31, 2013		September 30, 2013		June 30, 2013

Real Estate Secured	$170,042	60%	$96,266	49%	$132,780	60%	$145,361	68%	$93,606	48%
Commercial & Industrial	31,058	11%	36,619	18%	30,541	14%	23,710	11%	40,927	21%
Consumer	1,580	1%	632	0%	546	0%	540	0%	75	0%
SBA	37,004	13%	35,305	18%	44,599	20%	36,001	17%	40,209	21%
Residential Mortgage	42,325	15%	29,063	15%	13,858	6%	8,714	4%	20,022	10%
Total Loan Originations	$282,009	100%	$197,885	100%	$222,324	100%	$214,326	100%	$194,839	100%

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

Originations for the second quarter of 2014 totaled $282.0 million, compared to $197.9 million for the first quarter of 2014, and $194.8 million for the second quarter of 2013.  The increase from the previous quarter was primarily due to higher real estate secured and residential mortgage loan production.

Total SBA loans held-for-sale at the end of the second quarter of 2014 were $5.1 million, compared to $26.8 million at the end of the previous quarter.  The decision to retain or sell SBA loans is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Total deposits were $2.96 billion at June 30, 2014, compared with $2.92 billion at March 31, 2014.  The increase in total deposits was primarily attributable to growth in non-interest bearing demand deposits, which was partially offset by a decline in money market deposits.

CREDIT QUALITY

The Company experienced a decline across most problem loan categories and a low level of credit losses during the second quarter of 2014.  The Company determined that no provision for losses on loans and loan commitments was required for the second quarter of 2014.   The allowance for loan losses totaled $52.7 million, or 1.77% of gross loans (excluding loans held-for-sale), at June 30, 2014, compared to $53.5 million, or 1.86% of gross loans (excluding loans held-for-sale), at March 31, 2014.  Acquired loans, included in the allowance coverage ratios, were recorded at fair value and the remaining discount on these loans approximated $27.9 million at June 30, 2014.  The coverage ratio of the allowance for loan losses to non-performing assets was 107.41% at June 30, 2014, compared with 102.66% at March 31, 2014.

Non-Performing Loans

At June 30, 2014, total non-performing loans were $42.4 million, or 1.42% of total gross loans, compared to $43.1 million, or 1.48% of total gross loans, at March 31, 2014.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
(Net of SBA Guaranty Portions)
Construction	$-	$-	$2,471	$2,471	$5,467
Real Estate Secured	35,585	35,988	33,569	29,568	20,090
Commercial & Industrial	6,769	7,121	1,196	1,004	1,224
Consumer	4	-	-	-	-
Total Non-Performing Loans	$42,358	$43,109	$37,236	$33,043	$26,781

Net Charge-offs/Recoveries

During the second quarter of 2014, the Company had total gross charge-offs of $1.8 million and recoveries of $1.0 million for net charge-offs of $795,000.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013

Real Estate Secured	$782	$672	$552	$2,438	$3,668
Commercial & Industrial	1,021	964	997	764	746
Consumer	-	1	2	-	-
Total Loan Charge-Offs	$1,803	$1,637	$1,551	$3,202	$4,414

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

LOAN RECOVERIES	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013

Real Estate Secured	$586	$1,028	$2,038	$148	$340
Commercial & Industrial	408	510	679	510	433
Consumer	14	-	-	4	1
Total Loan Recoveries	$1,008	$1,538	$2,717	$662	$774

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
(Net of SBA Guaranty Portions)
30 - 59 Days Past Due	$4,556	$5,756	$2,846	$2,336	$4,993
60 - 89 Days Past Due	2,992	1,526	2,527	2,827	3,637
90 Days, and still accruing	-	-	167	-	126
Total Delinquent Loans	$7,548	$7,282	$5,540	$5,163	$8,756

TROUBLED DEBT RESTRUCTURED LOANS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
(Net of SBA Guaranty Portions)
Real Estate Secured	$33,349	$34,565	$30,008	$23,133	$23,671
Commercial & Industrial	5,542	5,563	6,212	6,339	6,730
Total TDR Loans	$38,891	$40,128	$36,220	$29,472	$30,401

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
(Net of SBA Guaranty Portions)
Special Mention	$88,382	$101,627	$100,798	$43,519	$49,571
Substandard	110,462	127,996	149,479	127,855	138,319
Doubtful	18,040	19,931	8,015	7,174	6,722
Total Criticized and Classified Loans	$216,884	$249,554	$258,292	$178,548	$194,612

Classified Loans	$128,502	$147,927	$157,494	$135,029	$145,041

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	June 30, 2014	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	12.89%	5.00%	$279,225
Tier 1 Risk-Based Capital Ratio	15.05%	6.00%	$274,263
Total Risk-Based Capital Ratio	16.31%	10.00%	$191,121
Tangible Common Equity To Tangible Assets *	10.88%	N/A	N/A
Tangible Common Equity Per Common Share *	$5.02	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a  reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

CONFERENCE CALL

Management will host its quarterly conference call on July 22, 2014, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 877-415-3185 (domestic) or 857-244-7328 (international) and providing passcode number 69604633.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 35 branch offices in California, Texas, New Jersey and New York, and 7 loan production offices in Dallas, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Palisades Park, NJ, Newark, CA, and New York, NY, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  For more information, please go to www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Undue reliance should not be placed on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other filings made from time to time with the Securities and Exchange Commission.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to: (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, (17) the integration of our acquired businesses, and (18) general economic conditions. The information in this press release speaks only as of the date of this release and Wilshire Bancorp specifically disclaims any duty to update the information in this press release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

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Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

CONSOLIDATED BALANCE SHEET
(Dollars In Thousands) (Unaudited)	June 30,	March 31,	Three Months	June 30,	Twelve Months
	2014	2014	% Change	2013	% Change
ASSETS:
Cash and due from banks	$155,799	$160,999	-3%	$162,553	-4%
Federal funds sold and other cash equivalents	927	7,301	-87%	55,005	-98%
Total Cash and Cash Equivalents	156,726	168,300	-7%	217,558	-28%

Deposits held in other financial institutions	20,509	21,006	-2%	-	0%

Investment securities available for sale	327,239	342,438	-4%	303,836	8%
Investment securities held to maturity	30	32	-6%	42	-29%
Total Investment Securities	327,269	342,470	-4%	303,878	8%

Total Loans Held-For-Sale	6,207	27,791	-78%	60,910	-90%

Real estate construction	43,292	42,124	3%	35,513	22%
Residential real estate	167,055	169,810	-2%	153,393	9%
Commercial real estate	2,314,746	2,225,677	4%	1,557,922	49%
Commercial and industrial	431,758	417,956	3%	336,048	28%
Consumer	13,044	16,072	-19%	11,068	18%
Total loans receivable, net of deferred fees and costs	2,969,895	2,871,639	3%	2,093,944	42%
Allowance for loan losses	(52,669)	(53,464)	-1%	(54,937)	-4%
Loans Receivable, Net of Allowance for Loan Losses	2,917,226	2,818,175	4%	2,039,007	43%

Accrued interest receivable	8,032	8,293	-3%	7,135	13%
Due from customers on acceptances	3,090	889	248%	293	955%
Other real estate owned	6,676	8,969	-26%	982	580%
Premises and equipment	12,925	13,313	-3%	11,699	10%
Federal home loan bank (FHLB) stock, at cost	16,989	15,983	6%	13,280	28%
Cash surrender value of life insurance	22,803	22,661	1%	22,225	3%
Investment in affordable housing partnerships	41,112	42,459	-3%	45,511	-10%
Deferred income taxes	32,459	34,391	-6%	17,734	83%
Servicing assets	18,168	17,536	4%	11,040	65%
Goodwill	67,528	67,528	0%	6,675	912%
FDIC indemnification asset	267	2,169	-88%	5,311	-95%
Other assets	23,275	22,533	3%	24,163	-4%
TOTAL ASSETS	$3,681,261	$3,634,466	1%	$2,787,401	32%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest bearing demand deposits	$945,010	$869,598	9%	$624,770	51%
Savings and interest checking	160,155	156,587	2%	130,352	23%
Money market deposits	758,833	799,299	-5%	625,204	21%
Time deposits in denomination of $100,000 or more	856,681	860,697	0%	584,140	47%
Other time deposits	235,335	237,028	-1%	217,832	8%
Total Deposits	2,956,014	2,923,209	1%	2,182,298	35%

FHLB borrowings	150,260	150,292	0%	150,000	0%
Acceptance outstanding	3,090	889	248%	293	955%
Junior subordinated debentures	71,665	71,610	0%	61,857	16%
Accrued interest payable	2,349	2,462	-5%	2,072	13%
Other liabilities	33,114	34,429	-4%	35,547	-7%
Total Liabilities	3,216,492	3,182,891	1%	2,432,067	32%

SHAREHOLDERS’ EQUITY:
Common stock	231,368	230,979	0%	160,932	44%
Retained earnings	229,556	218,806	5%	191,823	20%
Accumulated other comprehensive income	3,845	1,790	115%	2,579	49%
Total Shareholders’ Equity	464,769	451,575	3%	355,334	31%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,681,261	$3,634,466	1%	$2,787,401	32%

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	June 30, 2014	March 31, 2014	% Change	June 30, 2013	% Change

INTEREST INCOME
Interest and fees on loans	$37,993	$37,101	2%	$26,970	41%
Interest on investment securities	2,023	2,101	-4%	1,743	16%
Interest on federal funds sold and others	92	151	-39%	136	-32%
Total Interest Income	40,108	39,353	2%	28,849	39%

INTEREST EXPENSE
Deposits	3,486	3,676	-5%	2,750	27%
FHLB advances and other borrowings	493	504	-2%	345	43%
Total Interest Expense	3,979	4,180	-5%	3,095	29%

Net interest income before provision for losses on
loans and loan commitments	36,129	35,173	3%	25,754	40%
Provision for losses on loans and loan commitments	-	-	0%	-	0%

Net interest income after provision for losses on loans and loan commitments	36,129	35,173	3%	25,754	40%

NONINTEREST INCOME
Service charges on deposits	3,174	3,146	1%	2,811	13%
Gain on sales of loans, net	4,687	4,329	8%	3,135	50%
Gain on sale/call of investment securities	-	-	0%	15	-100%
Other	2,883	3,511	-18%	2,371	22%
Total Noninterest Income	10,744	10,986	-2%	8,332	29%

NONINTEREST EXPENSES
Salaries and employee benefits	12,449	12,655	-2%	9,548	30%
FDIC indemnification impairment	597	-	0%	-	0%
Occupancy and equipment	3,444	3,309	4%	2,038	69%
Data processing	795	963	-17%	583	36%
Merger related costs	213	3,364	-94%	-	0%
Other	7,052	5,966	18%	4,913	44%
Total Noninterest Expenses	24,550	26,257	-7%	17,082	44%

Income before income taxes	22,323	19,902	12%	17,004	31%
Income taxes provision	7,659	6,789	13%	5,465	40%
NET INCOME	$14,664	$13,113	12%	$11,539	27%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.19	$0.17	12%	$0.16	15%
Diluted income per common share	$0.19	$0.17	12%	$0.16	15%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,267,128	78,115,779		70,944,626
Diluted	78,613,468	78,496,106		71,101,787

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars In Thousands, Except Per Share Data) (Unaudited)
	Six Months Ended		Twelve Months
	June 30, 2014	June 30, 2013	% Change

INTEREST INCOME
Interest and fees on loans	$75,094	$53,855	39%
Interest on investment securities	4,124	3,468	19%
Interest on federal funds sold	243	289	-16%
Total Interest Income	79,461	57,612	38%

INTEREST EXPENSE
Deposits	7,162	5,599	28%
FHLB advances and other borrowings	997	707	41%
Total Interest Expense	8,159	6,306	29%

Net interest income before provision for losses on
loans and loan commitments	71,302	51,306	39%
Provision for losses on loans and loan commitments	-	-	0%

Net interest income after provision for losses on loans and loan commitments	71,302	51,306	39%

NONINTEREST INCOME
Service charges on deposits	6,320	5,619	12%
Gain on sales of loans, net	9,016	6,621	36%
Gain on sale/call of investment securities	-	15	-100%
Other	6,394	4,782	34%
Total Noninterest Income	21,730	17,037	28%

NONINTEREST EXPENSES
Salaries and employee benefits	25,104	18,353	37%
FDIC indemnification impairment	597	-	0%
Occupancy and equipment	6,753	4,078	66%
Data processing	1,758	1,258	40%
Merger related costs	3,577	-	0%
Other	13,018	10,677	22%
Total Noninterest Expenses	50,807	34,366	48%

Income before income taxes	42,225	33,977	24%
Income taxes provision	14,448	10,849	33%
NET INCOME	$27,777	$23,128	20%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.36	$0.33	9%
Diluted income per common share	$0.35	$0.32	9%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,191,872	71,119,180
Diluted	78,554,947	71,262,224

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	June 30, 2014	March 31, 2014	June 30, 2013
Average Assets	$3,614,014	$3,631,268	$2,770,996
Average Equity	459,423	447,188	356,287
Average Net Loans	2,923,225	2,881,650	2,172,473
Average Deposits	2,896,815	2,878,950	2,170,628
Average Time Deposits of $100,000 or more	865,110	874,039	586,136
Average FHLB & Other Borrowings	150,280	193,413	150,000
Average Interest Earning Assets	3,337,010	3,346,954	2,613,813

	Six Months Ended
AVERAGE BALANCES	June 30, 2014	June 30, 2013
Average Assets	$3,619,793	$2,747,399
Average Equity	453,495	352,202
Average Net Loans	2,901,713	2,149,832
Average Deposits	2,885,642	2,153,134
Average Time Deposits of $100,000 or more	868,318	583,688
Average FHLB & Other Borrowings	171,727	150,022
Average Interest Earning Assets	3,341,003	2,597,226

	Quarter Ended
PROFITABILITY	June 30, 2014	March 31, 2014	June 30, 2013
Annualized Return on Average Assets	1.62%	1.44%	1.67%
Annualized Return on Average Equity	12.77%	11.73%	12.95%
Efficiency Ratio	52.38%	56.88%	50.11%
Annualized Operating Expense/Average Assets	2.72%	2.89%	2.47%
Annualized Net Interest Margin	4.35%	4.22%	3.97%

	Six Months Ended
PROFITABILITY	June 30, 2014	June 30, 2013
Annualized Return on Average Assets	1.53%	1.68%
Annualized Return on Average Equity	12.25%	13.13%
Efficiency Ratio	54.61%	50.28%
Annualized Operating Expense/Average Assets	2.81%	2.50%
Annualized Net Interest Margin	4.29%	3.98%

DEPOSIT COMPOSITION	June 30, 2014	Cost of Funds	March 31, 2014	Cost of Funds	June 30, 2013	Cost of Funds
Noninterest Bearing Demand Deposits	32.0%	0.00%	29.7%	0.00%	28.6%	0.00%
Savings & Interest Checking	5.4%	1.19%	5.4%	1.28%	6.0%	1.43%
Money Market Deposits	25.7%	0.66%	27.3%	0.66%	28.6%	0.63%
Time Deposits of $100,000 or More	29.0%	0.60%	29.4%	0.68%	26.8%	0.60%
Other Time Deposits	8.0%	0.77%	8.1%	0.67%	10.0%	0.78%
Total Deposits	100.0%	0.48%	100.0%	0.51%	100.0%	0.51%

CAPITAL RATIOS	June 30, 2014	March 31, 2014	June 30, 2013
Tier 1 Leverage Ratio	12.89%	12.50%	14.67%
Tier 1 Risk-Based Capital Ratio	15.05%	14.92%	18.73%
Total Risk-Based Capital Ratio	16.31%	16.17%	20.00%
Total Shareholders’ Equity	$464,769	$451,575	$355,334
Book Value Per Common Share	$5.94	$5.77	$5.03
Tangible Common Equity Per Common Share *	$5.02	$4.84	$4.92
Tangible Common Equity to Tangible Assets **	10.88%	10.64%	12.51%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Balance at Beginning of Period	$53,464	$53,563	$52,397	$54,937	$58,577
Provision for Losses on Loans	-	-	-	-	-
Recoveries on Loans Previously Charged-off	1,008	1,538	2,717	662	774
Gross Loan Charge-offs	(1,803)	(1,637)	(1,551)	(3,202)	(4,414)
Balance at End of Period	$52,669	$53,464	$53,563	$52,397	$54,937

Net Loan Charge-offs/Average Net Loans	0.03%	0.00%	-0.04%	0.12%	0.17%
Charge-offs/Average Total Loans	0.06%	0.06%	0.06%	0.15%	0.21%
Allowance for Loan Losses/Gross Loans*	1.77%	1.86%	1.90%	2.38%	2.62%
Allowance for Loan Losses/Non-accrual Loans	124.34%	124.02%	144.50%	158.57%	206.10%
Allowance for Loan Losses/Non-performing Loans	124.34%	124.02%	143.85%	158.57%	205.13%
Allowance for Loan Losses/Non-performing Assets	107.41%	102.66%	119.46%	155.06%	197.88%
Allowance for Loan Losses/Classified Loans	34.01%	34.01%	34.01%	38.80%	37.88%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS
(Dollars In Thousands, Net of SBA Guaranty)	Quarter Ended
(Unaudited)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Non-accrual Loans	$42,358	$43,109	$37,068	$33,043	$26,655
Loans 90 days or more past due and still accruing	-	-	168	-	126
Total Non-performing Loans	42,358	43,109	37,236	33,043	26,781

Total OREO	6,676	8,969	7,600	748	982

Total Non-performing Assets	$49,034	$52,078	$44,836	$33,791	$27,763

Total Non-performing Loans/Gross Loans	1.42%	1.48%	1.30%	1.46%	1.24%
Total Non-performing Assets/Total Assets	1.33%	1.43%	1.24%	1.19%	1.00%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS
(Dollars In Thousands) (Unaudited)	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013

Balance at beginning of period	$1,061	$1,061	$1,023
Credit for losses on off-balance sheet items	-	-	-
Balance at end of period	$1,061	$1,061	$1,023

	Six Months Ended
	June 30, 2014	June 30, 2013

Balance at beginning of period	$1,061	$1,023
Credit for losses on off-balance sheet items	-	-
Balance at end of period	$1,061	$1,023

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate		Expense	Rate

LOANS:
Real Estate Loans	$2,497,372	$31,753	5.09%	$2,447,610	$31,008	5.07%	$1,815,010	$22,074	4.87%
Commercial Loans	421,163	5,120	4.86%	430,076	4,919	4.58%	351,460	4,061	4.62%
Consumer Loans	13,426	133	3.96%	11,873	118	3.98%	11,299	75	2.66%
Total Gross Loans	2,931,961	37,006	5.05%	2,889,559	36,045	4.99%	2,177,769	26,210	4.81%
Deferred Fees and Costs \ Loan Fees	(8,736)	987		(7,909)	1,056		(5,296)	760
Total Loans *	2,923,225	37,993	5.20%	2,881,650	37,101	5.15%	2,172,473	26,970	4.97%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities**	338,060	2,023	2.60%	349,701	2,101	2.60%	323,502	1,743	2.39%
Deposits Held In Other Institutions	20,539	70	1.36%	21,019	69	1.31%	-	-	0.00%
Federal Funds Sold & Others	55,186	22	0.16%	94,584	82	0.35%	117,838	136	0.46%
Total Investment Securities and Other Earning Assets	413,785	2,115	2.21%	465,304	2,252	2.09%	441,340	1,879	1.87%

TOTAL INTEREST-EARNING ASSETS	$3,337,010	$40,108	4.83%	$3,346,954	$39,353	4.72%	$2,613,813	$28,849	4.44%

Total Non-Interest Earning Assets	277,004			284,314			157,183
TOTAL ASSETS	$3,614,014			$3,631,268			$2,770,996

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$770,512	$1,276	0.66%	$784,219	$1,301	0.66%	$617,837	$971	0.63%
NOW	34,812	16	0.18%	32,019	15	0.19%	27,915	14	0.20%
Savings	120,274	445	1.48%	120,908	476	1.58%	101,263	447	1.77%
Time Deposits of $100,000 or More	865,110	1,296	0.60%	874,039	1,485	0.68%	586,136	884	0.60%
Other Time Deposits	235,907	453	0.77%	236,826	399	0.67%	223,256	434	0.78%
Total Interest Bearing Deposits	2,026,615	3,486	0.69%	2,048,011	3,676	0.72%	1,556,407	2,750	0.71%

BORROWINGS:
FHLB Advances and Other Borrowings	150,280	67	0.18%	193,413	74	0.15%	150,000	64	0.17%
Junior Subordinated Debentures	71,631	426	2.38%	71,573	430	2.40%	61,857	281	1.82%
Total Borrowings	221,911	493	0.89%	264,986	504	0.76%	211,857	345	0.65%

TOTAL INTEREST BEARING LIABILITIES	$2,248,526	$3,979	0.71%	$2,312,997	$4,180	0.72%	$1,768,264	$3,095	0.70%

Non-Interest Bearing Deposits	870,200			830,939			614,221
Other Liabilities	35,865			40,144			32,224
Shareholders’ Equity	459,423			447,188			356,287
TOTAL LIABILITIES AND EQUITY	$3,614,014			$3,631,268			$2,770,996

NET INTEREST INCOME		$36,129			$35,173			$25,754

NET INTEREST SPREAD			4.12%			4.00%			3.74%

NET INTEREST MARGIN			4.35%			4.22%			3.97%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Six Months Ended
	June 30, 2014			June 30, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
INTEREST EARNING ASSETS		Expense	Rate		Expense	Rate
LOANS:
Real Estate Loans	$2,472,184	$62,762	5.08%	$1,795,056	$44,176	4.92%
Commercial Loans	425,284	10,039	4.72%	347,752	8,024	4.62%
Consumer Loans	12,567	250	3.98%	12,059	155	2.57%
Total Gross Loans	2,910,035	73,051	5.02%	2,154,867	52,355	4.86%
Deferred Fees and Costs \ Loan Fees	(8,322)	2,043		(5,035)	1,500
Total Loans *	2,901,713	75,094	5.18%	2,149,832	53,855	5.01%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities**	343,764	4,124	2.60%	323,879	3,468	2.38%
Deposits Held In Other Institutions	20,776	139	1.34%	-	-	0.00%
Federal Funds Sold & Others	74,750	104	0.28%	123,515	289	0.47%
Total Investment Securities and
Other Earning Assets	439,290	4,367	2.15%	447,394	3,757	1.85%
TOTAL INTEREST-EARNING ASSETS	$3,341,003	$79,461	4.78%	$2,597,226	$57,612	4.47%
Total Non-Interest Earning Assets	278,790			150,173
TOTAL ASSETS	$3,619,793			$2,747,399

INTEREST BEARING LIABILITIES
INTEREST-BEARING DEPOSITS:
Money Market	$778,796	$2,577	0.66%	$620,639	$1,947	0.63%
NOW	33,454	31	0.19%	26,941	26	0.19%
Savings	117,543	921	1.57%	100,914	912	1.81%
Time Deposits of $100,000 or More	868,318	2,781	0.64%	583,688	1,808	0.62%
Other Time Deposits	238,445	852	0.72%	229,524	906	0.79%
Total Interest Bearing Deposits	2,036,556	7,162	0.70%	1,561,706	5,599	0.72%

BORROWINGS:
FHLB Advances and Other Borrowings	171,727	141	0.16%	150,022	143	0.19%
Junior Subordinated Debentures	71,602	856	2.39%	61,857	564	1.82%
Total Borrowings	243,329	997	0.82%	211,879	707	0.67%

TOTAL INTEREST BEARING LIABILITIES	$2,279,885	$8,159	0.72%	$1,773,585	$6,306	0.71%

Non-Interest Bearing Deposits	849,086			591,428
Other Liabilities	37,327			30,184
Shareholders’ Equity	453,495			352,202
TOTAL LIABILITIES AND EQUITY	$3,619,793			$2,747,399

NET INTEREST INCOME		$71,302			$51,306
NET INTEREST SPREAD			4.06%			3.76%
NET INTEREST MARGIN			4.29%			3.98%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. – 2Q 2014 Results

July 21, 2014

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013

Total shareholders’ equity	$464,769	$451,575	$355,334
Goodwill and other intangible assets, net	(72,206)	(72,480)	(7,572)
Tangible common equity	$392,563	$379,095	$347,762

Total assets	$3,681,261	$3,634,466	$2,787,401
Goodwill and other intangible assets, net	(72,206)	(72,480)	(7,572)
Tangible assets	$3,609,055	$3,561,986	$2,779,829

Common shares outstanding	78,276,758	78,247,026	70,697,944

* Tangible Common Equity and Tangible Assets are Non-GAAP financial measures.   Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)